Exhibit 10.27

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, effective as of February 11, 2003 (as amended or otherwise modified from time to time, the “Agreement”), is made by Cislunar Networks Corp., a Delaware corporation (the “Debtor”), in favor of Varitek Industries, Inc., a Texas corporation (the “Secured Party”).

WITNESSETH:

WHEREAS, the Secured Party has made a loan (the “Loan”) to the Debtor evidenced by the Promissory Note dated of even date herewith (as amended or otherwise modified from time to time, the “Term Note”) pursuant to the terms of that certain Loan Agreement, dated and effective as of even date herewith (as amended or otherwise modified from time to time, the “Loan Agreement”), by and between the Debtor and the Secured Party; and

WHEREAS, it is a condition precedent to the Secured Party’s entering into the Loan contemplated by the Loan Agreement that the Debtor shall have executed and delivered to the Secured Party, among other things, this Agreement providing for the grant to the Secured Party of first priority liens upon, continuing security interests in, and rights of set-off against, certain property of the Debtor.

NOW, THEREFORE, in consideration of the promises herein contained, and in order to induce the Secured Party to make the Loan, the parties agree as follows:

1.    Certain Definitions.

(a)    The terms “accounts,” “chattel paper,” “documents,” “equipment,” “fixtures,” “general intangibles,” “goods,” “instruments,” “inventory,” “proceeds,” “supporting obligations,” and any other terms used herein and defined in the Uniform Commercial Code as adopted and in effect in the State of Texas (the “UCC”) and not otherwise defined herein shall have the respective meanings assigned to those terms in the UCC.

(b)    “Related Rights” shall mean all chattel paper and/or instruments relating to the accounts, equipment, inventory, goods, fixtures, supporting obligations and general intangibles included in the definition of Collateral set forth below, and all rights now or hereafter existing in and to all security agreements, leases, licenses and other contracts, agreements and commitments securing or otherwise relating to such accounts, equipment, inventory, goods, fixtures, supporting obligations, general intangibles or any such chattel papers and/or instruments, or the use of any of the foregoing.

(c)      Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to those terms in the Loan Agreement.

2.    Grant of First Priority Liens, Security Interests, Rights of Set-Off and License.

(a)    As collateral security for the prompt satisfaction of the Obligations, the Debtor hereby pledges, assigns, conveys, transfers and grants to the Secured Party first priority liens and mortgages upon, continuing security interests in, and rights of set-off against, all of the Debtor’s property, rights and other assets described below, whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Collateral”):

(i)    all of the Debtor’s accounts, equipment, inventory, goods, fixtures, supporting obligations and general intangibles (including without limitation all things in action, payment intangibles, software, inventions and discoveries (whether patentable or not), industrial property, designs, works of authorship, maskworks, trademarks, service marks, trade dress, trade names, trade secrets, databases, customer and vendor lists, proprietary or confidential data or information, contracts, licenses, and the goodwill of the Debtor’s businesses, and the proceeds thereof and the income thereon), and all Related Rights; and

(ii)    all income, products, proceeds, cash equivalents, additions and attachments to, and accessions, reissues, re-examinations, divisions, continuations, continuations-in-part, renewals, extensions, and improvements of, any and all property described in Subsection (i) of this Section 2(a); and

(iii)    without limiting subsections (i) or (ii) above, all of the property, rights and other assets more fully described on Appendix A attached hereto and incorporated herein by this reference and all Related Rights.

(b)    The Debtor shall cooperate with the Secured Party in taking all reasonable actions necessary to perfect and maintain the Secured Party’s first priority liens upon, continuing security interests in, and rights of set-off against, the Collateral.

(c)    Debtor hereby grants to Secured Party a nonexclusive, royalty-free, worldwide right and license in, under and to each and every item of Patent Collateral and Intellectual Property Collateral, for so long as any Obligations remain outstanding, to make, use, sell, offer for sale, import, export and otherwise fully exploit such Patent Collateral and Intellectual Property Collateral, which right and license may be freely transferred, assigned or sublicensed by Secured Party subject to the terms and conditions of this Agreement and the Loan Agreement.

3.    Representations and Warranties.    To induce the Secured Party to enter into this Agreement, the Debtor represents and warrants to the Secured Party as follows:

(a)    After the Debtor applies the proceeds of the Loan in accordance with Section 2.6 of the Loan Agreement, the Debtor will at all times hold legal title to or own the Collateral free and clear of any lien, security interest, right of set-off or other charge or encumbrance except for the liens, security interests and rights of set-off created by this Agreement or other encumbrances permitted pursuant to the provisions of the Loan Agreement. This Agreement creates valid liens, security interests and rights of set-off in favor of the Secured Party in the Collateral as security for all of the Obligations.

(b)    The Debtor’s principal place of business and chief executive office are located at 2400 Country Club Road, Joplin, Missouri 64804.

4.    Covenants and Agreements.

(a)    Protection and Preservation of Collateral and Security Interests.    The Debtor does hereby covenant and agree with the Secured Party that, until the Term Note is paid in full and all other obligations under the Loan Documents are satisfied in full, the Debtor will take all reasonable and necessary steps available to the Debtor to protect and preserve the Collateral and the liens, security interests and rights of set-off granted to the Secured Party pursuant to this Agreement, together with the priority of such liens, security interests and rights of set-off, and to protect and maintain the value of the Collateral. The Debtor agrees that the Debtor has the risk of loss with respect to the Collateral, and the Secured Party has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

(b)    Possession of Collateral.    The Collateral shall remain in the Debtor’s constructive possession and control at all times, at the Debtor’s risk of loss.

(c)    Filings by Secured Party Authorized.    The Debtor hereby authorizes the Secured Party to file financing statements, without the signature of the Debtor, describing the Collateral and other documents necessary or convenient to record, preserve and perfect its security interest and priority granted under this Agreement and the Loan Agreement.

(d)    Filing Reproductions.    At the option of the Secured Party, a photocopy or other reproduction of this Agreement or of a financing statement covering the Collateral shall be sufficient and may be filed as a financing statement.

(e)    Delivery of Information.    The Debtor will promptly deliver to the Secured Party notice of, and all additional information that the Debtor may have or receive with respect to, (i) any security interest, or other lien, right of set-off, charge, encumbrance or claim made or asserted against any of the Collateral (other than liens, security interests or rights of set-off in favor of the Secured Party) and (ii) the occurrence of any other event that would have a material adverse effect on the aggregate value of the Collateral or on the liens, security interests and rights of set-off created hereby.

(f)    Financing Statement Filings; Notifications.    The Debtor recognizes that financing statements and other documents pertaining to the Collateral have been or will be filed with the office of the Secretary of State of the State of Delaware and with the office of the county clerk of the Missouri counties of Newton and Jasper (or such other office of public records for any counties, states, and national governments as the Secured Party may, in its sole and absolute discretion, deem necessary or appropriate). The Debtor will immediately notify the Secured Party of any condition or event that may change the proper location for the filing of any financing statements or other public notice or recordings for the purpose of perfecting a lien upon, security interest in, or right of set-off against, the Collateral. Without limiting the generality of the foregoing, the Debtor will: (a) notify the Secured Party within a reasonable period of time in advance of any change to a jurisdiction, (i) in the location of the Debtor’s state of organization or place of business, (ii) in the “location” of the Debtor within the meaning of the UCC or (iii) in the location of the Collateral; and (b) immediately notify the Secured Party of any change in the Debtor’s name. In any notice furnished pursuant to this Section, the Debtor will expressly state that the notice is required by this Agreement and contains facts that will or may require additional filings of financing statements or other notices for the purpose of continuing perfection of the Secured Party’s liens upon, security interests in, and rights of set-off against, the Collateral.

(g)    Control.    The Debtor will cooperate with the Secured Party in obtaining control, for purposes of the UCC, with respect to all applicable Collateral.

(h)    Satisfaction and Discharge.    The Secured Party does hereby covenant and agree with the Debtor that upon full payment of the Term Note and when all other obligations under the Loan Documents (including, without limitation, this Agreement) are satisfied in full, at the written request and expense of the Debtor, the Secured Party will (a) release the Debtor from the first priority liens, security interests and rights of set-off granted hereunder, (b) release, reassign and transfer any Collateral in its possession to the Debtor and (c) declare this Agreement to be of no further force or effect.

(i)    Exercise of License Rights and Delivery of Patent Collateral and Intellectual Property Collateral.    Secured Party covenants and agrees that it shall exercise its rights under the license granted in Section 2(c) of this Agreement only if an Event of Default shall have occurred and be continuing and only to the extent that required third-party consents, if any, have been obtained or obviated by applicable law. Upon notice from the Secured Party of its intention to exercise its rights under such license, Debtor shall transfer and deliver to Secured Party all embodiments of Patent Collateral or Intellectual Property Collateral and any other materials necessary or convenient for Secured Party to exercise its rights under such license. Secured Party may solicit and employ or contract with any director, officer, employee, agent, or contractor of Debtor in order to exercise its rights under such license. Debtor has obtained or will use its best efforts to obtain any third-party consents necessary for Secured Party to exercise its rights under such license.

5.    Default.

(a)    Default Remedies Generally.    In addition to and without limiting any other rights and remedies given to the Secured Party by this Agreement, the Loan Agreement, the other Loan Documents and any and all applicable laws (including, without limitation, the right to declare the Obligations under the Loan Agreement, the Term Note and the other Loan Documents immediately due and payable as set forth in the Loan Agreement), to the extent permitted by applicable law, the Secured Party may, upon the happening and during the continuance of any Event of Default, collect, sell in one or more sales, lease, or otherwise transfer any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as the Secured Party may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, either for cash or upon credit or for future delivery, at such price as the Secured Party may reasonably deem fair. No purchase or holding of the Collateral by the Secured Party shall be deemed a retention by the Secured Party in satisfaction of the Obligations. If any applicable provision of the UCC or other applicable law requires the Secured Party to give reasonable notice of any such sale or disposition or other action, and reasonable notice is not defined in such law, the Debtor hereby agrees that ten (10) days’ prior written notice shall constitute reasonable notice. To the extent permitted by applicable law, any sale hereunder may be conducted by an auctioneer or any officer or agent of the Secured Party. The Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at a place designated by the Secured Party which is reasonably convenient to the Secured Party and the Debtor. After an Event of Default, the Secured Party shall have the right to take possession of any or all of the Collateral and to take possession of all books, records, documents, information, agreements, and other property of the Debtor or in the Debtor’s possession or control relating to the Collateral, and for such purpose may enter upon any premises upon which any of the Collateral or any of such books, records, information, agreements or other property are situated and remove the same therefrom without any liability for trespass or damages occasioned thereby.

(b)    Direction of Certain Payments upon Default.    Upon the occurrence and during the continuation of an Event of Default, the Secured Party shall have the right to notify the account debtors or obligors under any account, instrument, chattel paper or general intangible included in the Collateral of the assignment of such account, instrument, chattel paper or general intangible to the Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Debtor thereunder directly to the Secured Party or otherwise as the Secured Party shall direct and, upon such notification and at the expense of the Debtor and, to the extent permitted by applicable law, to enforce collection of any such account, instrument, chattel paper or general intangible and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Debtor might have done. After the Secured Party has notified the account debtors and obligors, as provided above, all amounts and proceeds (including instruments) received directly by the Debtor in respect of the account, instrument, chattel paper or general intangible shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Debtor and shall be forthwith paid over to or at the direction of the Secured Party in the same form as so received (with any necessary endorsement) to be applied towards Debtor’s Obligations and the Debtor will not grant any extension in the time of payment of any account, instrument, chattel paper or general intangible or otherwise adjust, settle or compromise the amount or payment of any account, instrument, chattel paper or general intangible or release in whole or in part any account debtor or obligor thereof or allow any credit or discount thereon.

(c)    Proceeds.    After the happening of any Event of Default, the proceeds of any sale or other transfer of the Collateral and all sums received or collected by the Secured Party from or on account of the Collateral shall be applied by the Secured Party in the manner set forth in the UCC (unless otherwise required by any other applicable law). Notwithstanding the foregoing, the Secured Party shall in any event be entitled to recover from such sums its reasonable costs and expenses incurred in enforcing its rights and remedies under this Agreement. In connection with the exercise of the Secured Party’s rights hereunder, the Debtor hereby grants to the Secured Party, after the happening and during the continuance of an Event of Default, the right to receive, change the address for delivery, open, and dispose of mail addressed to the Debtor (to the extent that it relates to the Collateral), and to execute, assign and endorse negotiable and other instruments, documents or other evidence of payment, shipment, storage, or transfer for any form of Collateral on behalf of and in the name of the Debtor.

(d)    Deficiency.    The Debtor shall remain liable to the Secured Party for any unpaid Obligations, advances, costs, charges, and expenses (including without limitation reasonable attorney’s fees) incurred by the Secured Party in connection herewith, together with interest thereon, and shall pay the same immediately to the Secured Party at the Secured Party’s offices. If the Secured Party sells any of the Collateral upon credit, the Debtor will be credited only with payments actually made by the purchaser, received by the Secured Party, and applied to the indebtedness of the purchaser; in the event the purchaser fails to pay for the Collateral purchased, the Secured Party may resell the Collateral and the Debtor shall be credited with the proceeds of the sale.

(e)    Secured Party’s Actions.    The Debtor waives (i) any right to require the Secured Party to proceed against any person or entity, exhaust any Collateral, or have any person or entity joined with the Debtor in any suit arising out of the Obligations or this Agreement or pursue any other remedy in the Secured Party’s power; (ii) any and all notice of acceptance of this Agreement or of creation, modification, rearrangement, renewal or extension for any period of any of the Obligations from time to time; and (iii) any defense arising by reason of any disability or other such defense relating to disability. All dealings between the Debtor and the Secured Party, whether or not in connection with the Obligations, shall conclusively be presumed to have been had or consummated in reliance upon this Agreement. The Debtor waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by the Secured Party. The Debtor authorizes the Secured Party, without notice or demand and without any reservation of rights against the Debtor and without affecting the Debtor’s liability hereunder or the Obligations, from time to time to (a) apply the Collateral or such other property and direct the order or manner of sale thereof as the Secured Party, in its sole and absolute discretion, may determine; (b) renew, extend for any period, accelerate, modify, compromise, settle, or release the obligation of any person or entity with respect to any or all of the Obligations or the Collateral; and (c) waive, enforce, modify, amend, or supplement any of the provisions of this Agreement.

(f)    Transfer of Obligations and Collateral.    The Secured Party may transfer any or all of the Obligations, and upon any such transfer the Secured Party may transfer any or all of the Collateral and shall be fully discharged thereafter from all liability with respect to the Collateral so transferred, and the transferee shall be vested with all rights, powers and remedies of the Secured Party hereunder with respect to Collateral so transferred. With respect to any Collateral not so transferred, the Secured Party shall retain all rights, powers, and remedies hereby given. The Secured Party may at any time deliver any or all of the Collateral to the Debtor whose receipt shall be a complete and full acquittance for the Collateral so delivered, and the Secured Party shall thereafter be discharged from any liability therefor.

(g)    Cumulative Security.    The execution and delivery of this Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the Obligations. No security taken hereafter as security for the Obligations shall impair in any manner or affect this Agreement. All such present and future additional security is to be considered as cumulative security.

(h)    Continuing Agreement.    This is a continuing agreement, and the grant of the liens, security interests and rights of set-off hereunder shall remain in full force and effect. All the rights of the Secured Party hereunder shall continue to exist until the Obligations are paid in full as the same becomes due and payable.

(i)    Exercise of Rights, Etc.    Time shall be of the essence for the performance of any act under this Agreement or the Obligations by the Debtor, but neither the Secured Party’s acceptance of partial or delinquent payments nor any forbearance, failure or delay by the Secured Party in exercising any right shall be deemed a waiver of any obligation of the Debtor or of any right of the Secured Party or preclude any other or further exercise thereof; and no single or partial exercise of any right shall preclude any other or further exercise thereof, or the exercise of any other right.

(j)    Remedy and Waiver.    The Secured Party may remedy any Event of Default and may waive any Event of Default without waiving the Event of Default remedied or waiving any prior or subsequent Event of Default.

(k)    Compliance With Other Laws.    The Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

(l)    Patent Collateral and Intellectual Property Collateral.

(i)    If any Event of Default shall have occurred and be continuing, the Debtor hereby irrevocably authorizes and empowers the Secured Party, but only after the occurrence and during the continuation of an Event of Default, to make, constitute and appoint any officer or agent of the Secured Party as the Secured Party may select, in its exclusive discretion, as the Debtor’s true and lawful attorney-in-fact, with the absolute power to endorse the Debtor’s name on all applications, documents, papers and instruments necessary for the Secured Party to use, maintain and preserve the Patent Collateral or Intellectual Property Collateral, or to grant or issue an exclusive or nonexclusive license under the Patent Collateral or Intellectual Property Collateral to anyone else, or necessary for the Secured Party to assign, pledge, convey or otherwise transfer title in, or dispose of, the Patent Collateral or Intellectual Property Collateral to anyone else. The Debtor hereby ratifies and confirms all that such attorney shall lawfully do or cause to be done by virtue hereof.

(ii)    In an Event of Default shall occur and be continuing, the Secured Party may by written notice to the Debtor take any or all of the following actions: (A) declare the entire right, title and interest of Debtor in each item of the Patent Collateral and Intellectual Property Collateral vested in Secured Party for its benefit under this Agreement and the Loan Agreement, in which event such right, title and interest shall immediately vest in the Secured Party, and the Secured Party shall be entitled to exercise any and all powers of attorney available to it under this Agreement or the Loan Agreement to execute, cause to be acknowledged and notarized and to record such absolute assignment with any applicable agency or forum; (B) take and use, practice, license, or sell any and all items of the Patent Collateral and Intellectual Property Collateral; and (C) direct Debtor to refrain, and Debtor if so instructed shall refrain, from using or practicing any and all items of the Patent Collateral and Intellectual Property Collateral directly or indirectly, or otherwise exercising or exploiting any right, power, privilege, or immunity under any and all items of the Patent Collateral and Intellectual Property Collateral.

6.    Miscellaneous.

(a)    Further Assurances; Attorney-in-Fact.

(i)    The Debtor agrees that, from time to time, it will join with the Secured Party to execute and file and refile under the Uniform Commercial Code and other applicable laws and regulations such financing statements, continuation statements and other documents and instruments in such offices as the Secured Party may deem necessary or appropriate, and wherever required or permitted by law, in order to perfect and preserve the Secured Party’s security interest in the Collateral, and agrees to do such further acts and things (including without limitation making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any accounts in such state), to provide such additional information and to execute and deliver to the Secured Party such additional conveyances, assignments, agreements and instruments as the Secured Party may reasonably require or deem advisable to perfect, establish, confirm and maintain the security interests, liens and rights of set-off provided for herein, to carry out the purposes of this Agreement, to further assure and confirm unto the Secured Party its rights, powers and remedies hereunder and to keep the Secured Party informed of the status and affairs of the Debtor.

(ii)    The Debtor hereby irrevocably appoints the Secured Party its lawful attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor, the Secured Party or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Secured Party’s sole and absolute discretion after the occurrence and during the continuance of an Event of Default (except for the actions described in clause (A)(1) below which may be taken by the Secured Party without regard to whether an Event of Default has occurred) to take any action and to execute any instruments that the Secured Party may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

(A) (1) to sign the name of the Debtor on any financing statement, continuation statement, notice or other similar document that, in the Secured Party’s opinion, should be made or filed in order to perfect or continue perfected the security interests, liens and rights of set-off granted under this Agreement and (2) to sign the name of the Debtor on any title or ownership applications for filing with applicable state agencies to enable any motor vehicles now or hereafter owned by the Debtor to be retitled and the Secured Party listed as lienholder thereon;

(B) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(C) to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to the Debtor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

(D) to obtain, maintain and adjust any property or casualty insurance with respect to all tangible Collateral insuring against risks of fire, theft and other risks as are customarily carried by businesses of the size and character of the Debtor, and direct the payment of proceeds thereof to the Secured Party;

(E) to pay or discharge taxes, liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Secured Party in its sole and absolute discretion, any such payments made by the Secured Party to become Obligations of the Debtor to the Secured Party, due and payable immediately upon demand;

(F) to file any claims or take any action or institute any proceedings that the Secured Party may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral; and

(G) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Secured Party were the absolute owner of the Collateral for all purposes, and to do from time to time, at the Secured Party’s option, all other acts and things deemed necessary or appropriate by the Secured Party, in its sole and absolute discretion, to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement.

(iii)    If the Debtor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Secured Party, the Secured Party may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary or appropriate for the maintenance and preservation of the Collateral or its security interest, lien and right of set-off therein.

(b)    Preservation of Liability.    No failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder or under the Term Note, the Loan Agreement or the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(c)    Survival of Agreements.    All representations and warranties of the Debtor herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement, shall survive such date.

(d)    Amendments and Waivers.    No amendment of any provision hereof shall be effective unless it is in writing and signed by the Debtor and the Secured Party, and no waiver of any provision of this Agreement and no consent to any departure therefrom by the Debtor shall be effective unless it is in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(e)    Intentionally Omitted.

(f)    Notices.    All notices and other communications provided to any party hereto in connection with this Agreement shall be in writing (including telecopied communications) and shall be given to the intended recipient at the applicable address specified below, unless such address is changed by written notice hereunder. All such notices and other communications shall be effective (i) if delivered by telecopy, when transmitted, (ii) if delivered by courier, when delivered at the address of the recipient specified below, or (iii) if mailed, on the third calendar day after being deposited in the mails, by certified mail, postage prepaid, return receipt requested:

(i)    If to the Debtor:

    Cislunar Networks Corp.

    P.O. Box 3794

    Joplin, Missouri 64803-3794

    Attention: Mark K. Sullivan

    Telephone: (417) 624-8918

    Telecopier: (417) 624-5756

(ii)    If to the Secured Party:

    Varitek Industries, Inc.

    16360 Park Ten Place, Suite 200

    Houston, Texas 77084

    Attention: Henry Houston, Chief Financial Officer

    Telephone: (281) 599-4948

    Telecopier: (281) 599-1162

    with a copy to:

    Andrews & Kurth L.L.P.

    600 Travis, Suite 4200

    Houston, Texas 77002

    Attention: Meredith S. Mouer

    Telephone: (713) 220-4758

    Telecopier: (713) 220-4285

(g)    Governing Law.    THIS AGREEMENT SHALL BE SUBJECT TO AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES EXCEPT TO THE EXTENT THAT MATTERS OF PERFECTION AND VALIDITY OF THE LIENS, SECURITY INTERESTS AND RIGHTS OF SET-OFF

HEREUNDER OR REMEDIES HEREUNDER, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

(h)    Landlord’s Waivers.    The Debtor shall use reasonable efforts to furnish to the Secured Party, if requested, a landlord’s waiver of all liens with respect to any Collateral covered by this Agreement that is or may be located upon leased premises, such landlord’s waivers to be in such form and upon such terms as are reasonably acceptable to the Secured Party.

(i)    Successors and Assigns.    This Agreement shall inure to the benefit of, and shall be binding upon, the Debtor and the Secured Party and their respective successors and assigns.

(j)    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable.

(k)    Attorney’s Fees.    If this Agreement is placed in the hands of an attorney for enforcement, the Debtor hereby undertakes to pay all reasonable costs and expenses of administering and enforcing this Agreement, including, without limitation, reasonable attorney’s fees.

(l)    Entire Agreement.    This Agreement, the Loan Agreement and the other Loan Documents embody the entire agreement between the parties as to the subject matter hereof and shall supersede any prior agreement between the parties hereto, whether written or oral, relating to the subject matter hereof. Furthermore, in this regard, this Agreement, the Loan Agreement and the other Loan Documents represent, collectively, the final agreement among the parties thereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. In the event of any inconsistency between the terms of this Agreement and the Loan Agreement, the terms of the Loan Agreement shall govern and control.

(Signature Page Follows)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its officer thereunto duly authorized effective as of the date first above written.

DEBTOR:

Cislunar Networks Corp

By:	/s/ MARK K. SULLIVAN
Name:	Mark K. Sullivan
Title:	President

SECURED PARTY::

Varitek Industries, Inc.

By:	/s/ ZANE RUSSELL
Name:	Zane Russell
Title:	COO

STATE OF MISSOURI                     §

COUNTY OF JASPER                      §

I, the undersigned Notary Public, do hereby attest that before me on this day personally appeared Mark K. Sullivan, known to me to be the person whose name is subscribed to the foregoing instrument, who acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

GIVEN UNDER MY HAND and seal of office this 7th day of February, 2003.

/s/ CODY L. WALKER
Notary Public in and for the State of Missouri My Commission Expires: Aug. 30, 2005

STATE OF                                           §

COUNTY OF                                      §

I, the undersigned Notary Public, do hereby attest that before me on this day personally appeared                         , known to me to be the person whose name is subscribed to the foregoing instrument, who acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

GIVEN UNDER MY HAND and seal of office this      day of February, 2003.

/s/ Barbara Waters
Notary Public in and for the State of My Commission Expires:

APPENDIX A

COLLATERAL

A.    Equipment and Inventory.

DESCRIPTION	QUANTITY	SERIAL NUMBERS

CABINET, DIGITAL, 115VAC TIME DIVISION MULTIPLE ACCESS BASIC HUB #105-1260-005	1	1792

CABINET, INTERMEDIATE FREQUENCY, 115VAC TIME DIVISION MULTIPLE ACCESS BASIC HUB #105-1260-006	1	1781

CABINET, SECOND EXTENSION DIGITAL, 115VAC TIME DIVISION MULTIPLE ACCESS BASIC HUB #105-1260-008	1	1797

TERMINAL, WYSE-520 WHITE WYSE 90110-35 #435-2107-001	1	0VJ18600138

KEYBOARD, AMERICAN NATIONAL STANDARDS INSTITUTE WYSE 901879-01 #435-2107-002	1	98420685

ASSEMBLY, SUBNETWORK CONTROL UNIT 1 LINK CONTROL PROCESSOR 128/256/514 WITH ETHERNET WITH NEW TIME DIVISION MULTIPLE ACCESS PROGRAM #150-1265-039	2	0255 0254

MISCELLANEOUS SOFTWARE X.NMS SOFTWARE #325-1002	1	No S/N

DESCRIPTION	QUANTITY	SERIAL NUMBERS

MISCELLANEOUS SOFTWARE X.STAR NET PROTOCOL #325-1002	1	No S/N

MISCELLANEOUS SOFTWARE TERMINAL CONTROL PROTOCOL / INTERNET PROTOCOL #325-1002	1	No S/N

MANUAL, SUBNETWORK CONTROL UNIT #101-370 MAN.XNMS #101-510	1	No S/N

MANUAL, NETWORK CONTROL UNIT SYSTEM & SOFTWARE #101-200	1	No S/N

ASSEMBLY, BURST DEMODULATOR 70 MEGA-HERTZ, DIFFERENTIAL QUADRATURE PHASE SHIFT KEYING BD501 BUILD TO DRAWING #105-1321-003	2	1679842 1669842

ASSEMBLY, 1:8 SWITCH, BURST DEMODULATOR BUILD TO DRAWING #105-1077-02	1	5521

ASSEMBLY, BURST DEMODULATOR 70 MEGA-HERTZ, DIFFERENTIAL QUADRATURE PHASE SHIFT KEYING BD501 BUILD TO DRAWING #150-1321-003	1	179

COMPUTER, SUN ULTRA 10 WORKSTATION PURCHASE TO DRAWING #435-2108-001	1	PR93007792

SUN 21 INCH COLOR MONITOR	1	3651383-01

DESCRIPTION	QUANTITY	SERIAL NUMBERS

TAPE DRIVE, 4-8 GB SOLARIS STORAGE UNI-PAK SUN SG-XTAPSLR-010A #435-1960-001	1	939C1443

CABLE, TAPE DRIVE, SMALL COMPUTER SYSTEMS INTERFACE 68 TO 68, SUN X3858A PURCHASE TO DRAWING #344-0025-001	1	8425-9935

TAPE, MAGNETIC 150MB SUN SO-QD6 #435-1469-001	1	No S/N

CABLE ASSEMBLY, ETHERNET, RJ45, 25FT CROSS-PINNED, BLACK BOX EYN737M-0025 #345-5979-001	1	No S/N

ASSEMBLY, NETWORK CONTROL UNIT WITH NON-VOLATILE RANDOM ACCESS MEMORY 256KB WITH INTERNATIONAL STANDARDS ORGANIZATION PRINTED CIRCUIT ASSEMBLY BUILDING TO DRAWING #150-1048-014	1	152

ASSEMBLY, SPACEWEB INDOOR UNIT BUILD TO DRAWING #150-1365-001	2	98520010 98520008

CABLE ASSEMBLY, SYMBOL/TIME DIVISION MULTIPLEX INTERFACE BUILD TO DRAWING #345-5119-21	2	No S/N

POWER SUPPLY MONITOR MODEL 26	1	0116

WTI INCS-64 INTELLIGENT CONNECTIVITY SYSTEM	1	67221

DESCRIPTION	QUANTITY	SERIAL NUMBERS

RADYNE COMSTREAM DIGITAL VIDEO BROADCAST MODULATOR DVB3030	1	00106506070A

LOGIC INNOVATIONS INTERNET PROTOCOL ENCAPSULATOR #IPE-2000	1	298002500017

ACT WIRELESS QUAD DEMODULATOR #QD2048	4	U051082 U051377 U051326 U051491

MCL KU BAND TRAVELING WAVE TUBE AMPLIFIER, 150 WATT, 2 UNITS	1	1015

		1016

[NOTE: ONE UNIT NOT IN WORKING ORDER]

MITEQ KU BAND UP/DOWN CONVERTER	1	156312

10 MEGA-HERTZ MASTER OSCILLATOR	1	124

CODAN 5900 KU BAND TRANSCEIVER [NOTE: NOT IN WORKING ORDER]	1	A0242

CODAN 5581 POWER SUPPLY	1	A1923

CODAN SOLID STATE POWER AMPLIFIER, KU BAND 16 WATT	1	A0150

SATELLITE SYSTEMS MODEL 5420 70 MEGA-HERTZ INTERMEDIATE FREQUENCY TO L-BAND UPCONVERTER	1	13898

SATELLITE SYSTEMS ATX-1000 ANTENNA POSITIONING SYSTEM	1	13952

DESCRIPTION	QUANTITY	SERIAL NUMBERS

HARMONIC TRX-100 INTERNET PROTOCOL ENCAPSULATOR [NOTE: ONE OF TWO NOT IN WORKING ORDER]	2	751898 2775

PARADISE P300 SATELLITE MODEM	1	2115

SM2020 DIGITAL VIDEO BROADCAST MODULATOR CALIFORNIA EF DATA	1	991290181

SYSTRON DONNER 762 SPECTRUM ANALYZER	1	3360375

GILAT SKYDATA MODEL 2470 VSAT TERMINAL	1	0326-0264

GILAT SKYDATA MODEM 2462-D-1 OUTDOOR UNIT	1	0253-0196

MOONBEAMER CHASSIS	241	No S/N

DAMA MODULATOR CARD	8	B300414 B300406 B300416 B300418 B300412 B300121 B300394 B300395 B300422

2 WATT BLOCK UPCONVERTER/TRANSMITTER	2	13311-0401 A3353A

LOW NOISE BLOCK DOWNCONVERTER	15	91235979 91235873 91235870 8Z232272 91235875 03288166 91235869 91235866 91235886 91235959 91235879 91235880 91235978 91235977 91235980

DESCRIPTION	QUANTITY	SERIAL NUMBERS

MOONBEAMER TRANSMIT POWER SUPPLY	7	CA16011180 CA16011174 CA16011178 CA04093013 CA04093621 CA04093615

1.2 METER ANTENNA	5	No S/N

CENTRAL PROCESSOR UNIT POWER SUPPLY	3	T0073510M1A912541 T10907988M1A942536 T0073507M1A912541

BACKPLANE	3	01023323 01023322 01023324

MOONBEAMER CENTRAL PROCESSOR UNIT CARD	1	1C30144

VERTEX RSI 9 METER ANTENNA WITH 4 PORT C BAND FEED	1	F251-107

VERTEX RSI 6.1 METER ANTENNA WITH 2 PORT KU BAND FEED	1	G338-119

PRINTER, NETWORK READY, FOR 110 V POWER HP LASER JET 2100 TN	1	USGR013009

EF DATA MODULATOR REDUNDANCY SWITCH	1	992038754

EF DATA MODULATOR MODEL SDM300	1	972008187

CISCO SYSTEM 2620 ROUTER SH 800-04956-02	1	JAB033883PW

CISCO SYSTEMS MODEL CATALYST 2924XL ETHERNET SWITCH	1	005080715500

B.    Contract Rights.

All rights of the Debtor and its affiliates in and to the following contracts, including any and all amendments, extensions, revisions and modifications thereto and restatements thereof, whether written or oral:

•	Letter Agreement, dated as of October 12, 2000, by and between Foundation Telecommunications, Inc. and the Debtor.

•	Internet Service Agreement, dated as of April 15, 2002, by and between the Debtor and Gardtal Holdings Ltd.

•	Oral agreement for internet access services by and between the Debtor and Siricomm, Inc. (“Siricomm”), pursuant to which Siricomm currently pays the Debtor $350.00 per month for internet access services for each of four (4) terminals (for an aggregate payment of $1,400.00 per month).

•	Oral agreement for internet access services by and between the Debtor and Global Communication Support, LLC, dba Advanced Broadband (“Advanced Broadband”), pursuant to which Advanced Broadband currently pays the Debtor $350.00 per month for internet access services for one (1) terminal (for an aggregate payment of $350.00 per month).

C.    Accounts and Other Rights to Payment.

All accounts and other rights to payment arising from the provision of goods and services by the Debtor to Foundation Telecommunications, Inc., Gardtal Holdings Ltd., Siricomm, Advanced Broadband and each of their respective affiliates, successors and assigns.

D.    Patent Collateral.

Any and all discoveries and inventions and disclosures thereof (whether patentable or not), patent applications and patents, including, without limitation, the patents listed in Section D(l) of this Appendix A and the patent applications listed in Section D(2) of this Appendix A (in each case as this Appendix A may be amended from time to time), and similar interests provided by law, whether statutory or common law, whether now or hereafter existing and whether now owned or hereafter acquired, including, without limitation, all income and proceeds thereof (including, by way of illustration and not limitation, license royalties and damages and other proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding or relating to any of the foregoing throughout the world and all reissues, re-examinations, divisions, continuations, continuations-in-part, renewals, extensions, and improvements thereof (collectively called the “Patent Collateral”) and all records pertaining to and all proceeds of any of the foregoing.

(1)    U.S. Patents.

PATENT NO.	ISSUED	INVENTORS	TITLE
6,032,193	February 29, 2000	Mark K. Sullivan	Computer system having virtual circuit address altered by local computer to switch to different physical data link to increase data transmission bandwidth

(2)    U.S. Patent Applications.

APPLICATION NO.	FILED	APPLICANTS	TITLE
09/758,581	January 11, 2001	Mark K. Sullivan and Charles Adam Crowder	Method and system for improving data transmission and storage of markup language documents

09/966,325	September 28, 2001	Mark Sullivan	Apparatus and method for efficient live webcasting and network connectivity

E.    Intellectual Property Collateral.

Any and all designs, industrial properties, works of authorship, maskworks, trademarks, service marks, trade names, trade dresses, trade secrets, databases, confidential or proprietary information, and other intellectual properties or proprietary interests, including, without limitation, all items specifically identified in this Section E of this Appendix A (as Appendix A may be amended from time to time), and similar interests provided by law, and all of the Debtor’s rights, titles and interests therein and thereto and all of the Debtor’s rights, powers, privileges and immunities thereunder, whether statutory or common law, whether now or hereafter existing, whether or not subject to a governmental application, registration or other filings, and whether now owned or hereafter acquired, including, without limitation, all income and proceeds thereof (including, by way of illustration and not limitation, license royalties and damages and other proceeds of infringement suits), the right to sue for past, present and future infringements, all governmental applications, registrations and other filings with respect thereto, all rights corresponding or relating to any of the foregoing throughout the world, and all improvement, extensions, derivative works, modifications, and enhancements thereof (collectively called the “Intellectual Property Collateral”) and all records pertaining to and all proceeds of any of the foregoing.

(1)    Trademarks, Service Marks, and Trade Names

CISLUNAR

CISLUNAR in stylized form

“C” in stylized form around dot

CISLUNAR NETWORKS

CISLUNAR NETWORKS in stylized form

Cislunar Networks Corporation

(2)    Domain Names

CISLUNAR.NET

(3)    Works of Authorship

(i)    Moonbeamer Terminal Software, including without limitation:

•	DVB receiver control dvbd.c

•	Inroute modulator control damad.c

•	Inroute transmit device driver sattx.c

•	Configuration receiver recvconfig.c

•	Web-based configurator wwwconfig.c

•	Startup file downloader getfile.c

•	Signal strength indicator ss.c

•	Status report transmitter monitor.c

(ii)    Hub Software, including without limitation:

•	Remote restart sendreboot.c

•	Inroute remote control damaset.c

•	Inroute device driver satrx.c

•	Configuration broadcast uplinksender.c

•	Cryptographic access control authorize.c

•	Status report receiver listen.c

•	Network status alarm monitor.c

•	Demodulator assignment qd2048.c

(iii)    Look Angle Calculator: satcalc.c (Web site software)

(4) Trade Secrets

(i)     Customer and prospect lists

(ii)    Vendor lists

(iii)   Books of account and related business records

(iv)    Software identified in Section E(3) of this Appendix A

(5)    Licenses

(i)     X.NMS SOFTWARE #325-1002

(ii)    X.STAR NET PROTOCOL SOFTWARE #325-1002

(iii)   TERMINAL CONTROL PROTOCOL / INTERNET PROTOCOL SOFTWARE #325-1002

(iv)    Logic Innovations IPE-2000 70 Mb/s operation

(v)     Intuit Quick Books Pro 98

F.    FCC Licenses.

All rights and interests of the Debtor in any and all licenses and permits (collectively referred to as the “FCC Licenses”) issued by the Federal Communications Commission (the “FCC”), subject to applicable law and FCC rules and regulations governing the FCC Licenses, including without limitation the following:

•	that certain Radio Station Authorization, Call Sign No. E000076, File No.: SES-LIC-20000207-00177, granted to Cislunar Networks Corp. on September 27, 2000 for Domestic Fixed Satellite Service;

•	that certain Radio Station Authorization, Call Sign No. E990333, File No.: SES-MOD-20000218-00257, granted to Cislunar Networks Corp. on May 10, 2000 for Domestic Fixed Satellite Service; and

•	that certain Radio Station Authorization, Call Sign No. E020131, File No.: SES-LIC-20020515-00787, granted to Cislunar Networks Corp. on September 3, 2002 for Domestic Fixed Satellite Service.